EXHIBIT 23.3

KELLER & COMPANY, INC.
FINANCIAL INSTITUTION CONSULTANTS
555 METRO PLACE NORTH
SUITE 524
DUBLIN, OHIO 43017
(614) 766-1426 phone (614) 766-1459 fax
keller@ee.net

June 20, 2005

The Board of Directors
Greenville Federal Savings & Loan Association
690 Wagner Avenue
Greenville, OH 45331-2649

Ladies and Gentlemen:

     We hereby consent to the use of our firm’s name in the Notice of Mutual Holding Company Reorganization on Form MHC-1 and the Application for Approval of a Minority Stock Issuance by a Stock Holding Company Subsidiary of a Mutual Holding Company on Form MHC-2, and any amendment thereto, to be filed by Greenville Federal Savings and Loan Association. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings, and the Registration Statement on Form SB-2, and any amendments thereto, including the prospectus of Greenville Federal Financial Corporation.

Very truly yours,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller
President